Exhibit 10.17

AMENDMENT NO. 2 TO SENIOR BRIDGE LOAN AGREEMENT

(HEALTHCARE BUSINESSES)

AMENDMENT NO. 2 TO SENIOR BRIDGE LOAN AGREEMENT (Healthcare Businesses) (this “Amendment”), dated as of November 6, 2007, among COVIDIEN INTERNATIONAL FINANCE S.A., a Luxembourg company (the “Borrower”), COVIDIEN LTD., a Bermuda company (the “Guarantor”), each Person executing this Amendment as a Lender, and CITIBANK, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS

(1) The Borrower, the Guarantor, the Lenders and the Administrative Agent are parties to the 364-Day Senior Bridge Loan Agreement, dated as of April 25, 2007 (as amended, supplemented or otherwise modified from time to time through the date of this amendment, the “Bridge Loan Agreement”).

(2) The parties desire to amend the Bridge Loan Agreement to clarify certain provisions relating to the ratings used to determine the interest rate margin and facility fee payable under the terms of the existing Bridge Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Bridge Loan Agreement.

Section 1.02 Rules of Construction. The rules of construction set forth in Section 1.03 of the Bridge Loan Agreement shall apply to this Amendment as if fully set forth herein.

ARTICLE II

AMENDMENTS TO BRIDGE LOAN AGREEMENT

Section 2.01 Amendment to the Section 1.01: Defined Terms. Section 1.01 of the Bridge Loan Agreement is hereby amended by deleting the definitions for each of “Fitch Rating”, “Moody’s Rating” and “S&P Rating” and inserting the definitions set forth below for each of the defined terms:

“Fitch Rating” means, at any time, the rating published by Fitch of the Borrower’s Index Debt, or, if prior to the date that the initial Index Debt ratings are available with respect to the Borrower, the ratings of the senior, unsecured long-term indebtedness for borrowed money of the Guarantor issued by Fitch.

“Moody’s Rating” means, at any time, the rating published by Moody’s of the Borrower’s Index Debt, or, if prior to the date that the initial Index Debt ratings are available with respect to the Borrower, the ratings of the senior, unsecured long-term indebtedness for borrowed money of the Guarantor issued by Moody’s.

“S&P Rating” means, at any time, the rating published by S&P of the Borrower’s Index Debt, or, if prior to the date that the initial Index Debt ratings are available with respect to the Borrower, the ratings of the senior, unsecured long-term indebtedness for borrowed money of the Guarantor issued by S&P.

Section 2.02 Amendment to Schedule 1.01; Pricing Grid. Schedule 1.01 of the Bridge Loan Agreement is hereby amended by deleting the text following the pricing grid contained on such schedule and inserting the text attached as Exhibit A hereto in lieu thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties. Each Obligor represents and warrants to the Administrative Agent and each Lender that this Amendment has been duly authorized, executed and delivered by each Obligor and constitutes the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.02 No Default. Each of the Obligors represents and warrants to the Administrative Agent and each Lender that as of the date hereof, and after giving effect to this Amendment, no Default has occurred and is continuing.

ARTICLE IV

EFFECTIVENESS

Section 4.01 Conditions to Effectiveness. This Amendment shall be deemed effective as of the date of the Spin Distributions (the “Amendment Effective Date”) provided that the following conditions precedent shall have been satisfied on or as of the date hereof (unless waived by the Required Lenders):

(a) The Administrative Agent (or its counsel) shall have received this Amendment, duly executed and delivered by the Borrower, the Guarantor, the Administrative Agent and the Required Lenders.

(b) As of the date hereof, and after giving effect to this Amendment, the representations and warranties set forth in Section 3.01 of this Amendment are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

(c) As of the date hereof, and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 4.02 References to Agreement. The Bridge Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument from and after the Amendment Effective Date. Any references in the Bridge Loan Agreement to “this Agreement”,

2

“hereunder”, “herein” or words of like import, and each reference in any other document executed in connection with the Bridge Loan Agreement (including, without limitation, the Notes), to “the Agreement”, “thereunder”, “therein” or words of like import, shall, from and after the Amendment Effective Date, mean and be a reference to the Bridge Loan Agreement as amended hereby.

Section 4.03 Continued Effectiveness; Ratification of Loan Documents. The Bridge Loan Agreement and the other Loan Documents, each as modified by this Amendment, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

ARTICLE V

MISCELLANEOUS

Section 5.01 Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.02 Fees, Costs and Expenses. The Borrower agrees to pay all reasonable out of pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

Section 5.03 Loan Document. This Amendment shall be deemed to be a Loan Document.

Section 5.04 Binding Effect. Upon the satisfaction of the conditions set forth in Section 4.01, this Amendment shall be binding upon and inure to the benefit of the Borrower, the Guarantor, the Lenders and the Administrative Agent and, in each case, their respective successors and assigns.

Section 5.05 Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

3

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COVIDIEN INTERNATIONAL FINANCE S.A.

By:	/s/ Michelangelo F. Stefani
Name:	Michelangelo F. Stefani
Title:	Managing Director

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

COVIDIEN LTD.

By:	/s/ Charles J. Dockendorff
Name:	Charles J. Dockendorff
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

CITIBANK, N.A.,
as Lender and Administrative Agent

By:	/s/ Kevin A. Ege
Name:	Kevin A. Ege
Title:	Vice President

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

BANK OF AMERICA, N.A.

By:	/s/ Gabriela B. Millhorn
Name:	Gabriela B. Millhorn
Title:	Senior Vice President

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Heidi Sandquist
Name:	Heidi Sandquist
Title:	Vice President

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Pedro Ramirez
Name:	Pedro Ramirez
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Anish Shah
Name:	Anish Shah
Title:	Vice President

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

BARCLAYS BANK PLC

By:	/s/ David Barton
Name:	David Barton
Title:	Associate Director

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

BNP PARIBAS

By:	/s/ Richard Pace
Name:	Richard Pace
Title:	Managing Director

By:	/s/ Berangere Allen
Name:	Berangere Allen
Title:	Vice President

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Stephanie Parker
Name:	Stephanie Parker
Title:	Executive Director

[Signature Page to Amendment No. 2 to

Senior Bridge Loan Agreement (Healthcare)]

LEHMAN BROTHERS BANK, FSB

By:	/s/ Janine M. Shugan
Name:	Janine M. Shugan
Title:	Authorized Signatory

Exhibit A

The Facility Fee and the Applicable Margin for Eurodollar Loans shall be, at any time, the rate per annum set forth in the Pricing Grid opposite the Index Debt Rating of the Borrower by S&P, Moody’s and Fitch; provided, however that prior to the date that initial Index Debt Ratings are available from each of S&P, Moody’s and Fitch with respect to the Borrower, the rating of the senior, unsecured long-term indebtedness for borrowed money of the Guarantor (“Guarantor Debt”) issued by S&P, Moody’s and Fitch (which may be called the “corporate credit rating”, “issuer rating”, “issuer default rating”, or some similar term) and not the Index Debt Rating shall be used to determine the Facility Fee and Applicable Margin for Eurodollar Loans (and for such period all references in the body of this Agreement to an Index Debt Rating or a rating of Index Debt shall be deemed to be references instead to such ratings of the Guarantor Debt as applicable); provided, however, that if the S&P Rating, the Moody’s Rating and the Fitch Rating fall within different levels, then (i) if two of the ratings are at the same level and the other rating is one level higher or one level lower than the two same ratings, then the Facility Fee and the Applicable Margin will be based on the two ratings at the same level, (ii) if two of the ratings are at the same level and the other rating is two or more levels above the two same ratings, then the Facility Fee and the Applicable Margin will be based on the rating that is one level above the two same ratings, (iii) if two of the ratings are at the same level and the other rating is two or more levels below the two same ratings, then the Facility Fee and the Applicable Margin will be based on the rating that is one level below the two same ratings, and (iv) if each of the three ratings fall within different levels, then the Facility Fee and the Applicable Margin will be determined based on the rating level that is in between the highest and the lowest ratings. If, at any time, a rating of the Borrower’s Index Debt (or Guarantor Debt, if applicable) is available from only two of S&P, Moody’s and Fitch, then the Facility Fee and the Applicable Margin shall be based on the Index Debt Rating available from such two rating agencies. If the immediately preceding sentence is applicable and the two available ratings referred to in such preceding sentence fall within different levels, the Facility Fee and the Applicable Margin shall be determined based on the higher rating and if the ratings differ by more than one level, the Facility Fee and the Applicable Margin shall be determined based on the rating one level lower than the higher rating. If, at any time, a rating of the Borrower’s Index Debt (or the Guarantor Debt, if applicable as provided above) is available from only one of or none of S&P, Moody’s, Fitch or any other nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Required Lenders (an “Approved Agency”), then the Facility Fee and the Applicable Margin for each period commencing during the 30 days following the time there ceased to be at least two such ratings available shall be the Facility Fee and the Applicable Margin in effect immediately prior to such cessation. Thereafter, the rating to be used until ratings from at least two of S&P, Moody’s, Fitch or such other Approved Agency become available shall be as agreed between the Borrower and the Required Lenders, and the Borrower and the Required Lenders shall use good faith efforts to reach such agreement within such 30-day period; provided, however, that if no such agreement is reached within such 30-day period, then the Facility Fee and the Applicable Margin thereafter, until such agreement is reached, shall be (a) if any such rating has become unavailable as a result of S&P, Moody’s, Fitch or any other Approved Agency ceasing its business as a rating agency, the Facility Fee and the Applicable Margin in effect immediately prior to such cessation or (b) otherwise, the Facility Fee and the Applicable Margin as set forth opposite the Index Debt Rating “(BBB-/Baa3/BBB- or lower)” on the Pricing Grid. If the rating of the Guarantor Debt is used to determine the Applicable Margin and the Facility Fee, the provisions set forth in the second proviso hereof through the end of this paragraph shall apply with respect to any split rating or lack of any rating of the Guarantor Debt to the same effect as such provisions apply to the Borrower’s Index Debt.